As filed with the Securities and Exchange Commission on January 9, 2013
Registration No. 333-177283

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRK, INC.
(Exact name of registrant as specified in its charter)

Nevada	2591	26-2840468
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

BRK, Inc.
3871 S. Valley View Blvd., Unit 70
Las Vegas, Nevada 89103
Telephone No.:  (702) 572-8050
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
(800) 253-1013
(Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
4216 NE 70th Street
Seattle, Washington 98115
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

BRK, Inc., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (file No. 333-177823) (the “Registration Statement”), relating to (i) the Company’s the offer and sale of 900,080 shares of common stock, and (ii) the resale by certain selling stockholders of the Company of up to 1,599,920 shares of common stock held by selling stockholders of the Company. The Securities and Exchange Commission declared the Registration Statement effective on February 15, 2012.  208,400 shares of common stock, of the 900,080 shares offered by the Company in the Prospectus under the Registration Statement, have been sold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to deregister the 691,680 shares of the Company’s common stock in the offering of 900,080 shares of common stock by the Company that remain unsold as of the date hereof.  The Company does not deregister the offering by certain selling stockholders of the Company of up to 1,599,920 shares of common stock held by selling stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada, on January 9, 2013.

BRK, INC.

By:	/s/ Brian Keasberry
Brian Keasberry
President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Keasberry, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of BRK, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Brian Keasberry	President, Secretary, Treasurer and Director	January 9, 2013
Brian Keasberry	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)